Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Wendy L. Simpson, CEO & President Pam Kessler, EVP & CFO (805) 981-8655

LTC ANNOUNCES THIRD QUARTER OPERATING RESULTS

WESTLAKE VILLAGE, CALIFORNIA, November 2, 2011 — LTC Properties, Inc. (NYSE: LTC) released results of operations for the three and nine months ended September 30, 2011 and announced that net income available to common stockholders for the third quarter was $11.5 million or $0.38 per diluted share.  For the same period in 2010, net income available to common stockholders was $5.6 million or $0.22 per diluted share. The Company reported total revenues for the three months ended September 30, 2011, were $21.4 million versus $18.4 million for the same period last year.

For the nine months ended September 30, 2011, net income available to common stockholders was $28.2 million or $0.97 per diluted share which included a $3.6 million charge related to the Company’s redemption of all remaining shares of its 8.0% Series F Cumulative Preferred Stock (“Series F preferred stock”).  For the same period in 2010, net income available to common stockholders was $20.0 million or $0.83 per diluted share which included a $2.4 million charge related to the Company’s redemption of all of its Series E Preferred Stock and 40% of its Series F Preferred Stock and $0.9 million provision for doubtful accounts related to a mortgage loan secured by a school property.   Revenues for the nine months ended September 30, 2011, were $62.9 million versus $53.9 million for the same period last year.

The Company will conduct a conference call on Thursday, November 3, 2011, at 10:00 a.m. Pacific Time, in order to comment on the Company’s performance and operating results for the quarter ended September 30, 2011.  The conference call is accessible by dialing 877-317-6789.  The international number is 412-317-6789.  An audio replay of the conference call will be available from November 3, 2011 through November 25, 2011.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10005732.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

At September 30, 2011, LTC had investments in 89 skilled nursing properties, 102 assisted living properties, 14 other senior housing properties and two schools.  These properties are located in 30 states.  Other senior housing properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Rental income	$19,620	$16,227	$57,139	$47,355
Interest income from mortgage loans	1,582	1,868	4,851	5,683
Interest and other income	227	264	872	838
Total revenues	21,429	18,359	62,862	53,876

Expenses:
Interest expense	1,794	852	4,441	1,672
Depreciation and amortization	4,974	4,010	14,374	11,618
(Recovery) provisions for doubtful accounts	(1)	60	(15)	1,029
Acquisition costs	60	4	225	117
Operating and other expenses	2,149	1,896	6,800	5,615
Total expenses	8,976	6,822	25,825	20,051

Income from continuing operations	12,453	11,537	37,037	33,825

Discontinued operations:
(Loss) income from discontinued operations	(30)	25	(198)	(63)
Net (loss) income from discontinued operations	(30)	25	(198)	(63)
Net income	12,423	11,562	36,839	33,762
Income allocated to non-controlling interests	(48)	(48)	(144)	(144)
Net income attributable to LTC Properties, Inc.	12,375	11,514	36,695	33,618

Income allocated to participating securities	(85)	(54)	(259)	(155)
Income allocated to preferred stockholders	(818)	(5,889)	(8,260)	(13,459)
Net income available to common stockholders	$11,472	$5,571	$28,176	$20,004

Basic earnings per common share:
Continuing operations	$0.38	$0.22	$0.98	$0.84
Discontinued operations	$(0.00)	$0.00	$(0.01)	$(0.00)
Net income available to common stockholders	$0.38	$0.22	$0.98	$0.83

Diluted earnings per common share:
Continuing operations	$0.38	$0.22	$0.98	$0.84
Discontinued operations	$(0.00)	$0.00	$(0.01)	$(0.00)
Net income available to common stockholders	$0.38	$0.22	$0.97	$0.83

Weighted average shares used to calculate earnings per common share:
Basic	30,137	24,930	28,874	23,959
Diluted	30,156	24,945	28,902	24,055

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.  Quarterly and year-to-date computations of per share amounts are made independently.  Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”).  The Company uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and modified FFO facilitate comparisons of operating performance between periods.

FFO is defined as net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  Modified FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

The Company uses FFO, modified FFO, modified FFO excluding non-cash rental income and modified FFO excluding non-cash rental income and non-cash compensation charges as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, modified FFO, modified FFO excluding non-cash rental income and modified FFO excluding non-cash rental income and non-cash compensation charges do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

The following table reconciles net income available to common stockholders to FFO available to common stockholders, modified FFO available to common stockholders, modified FFO available to common stockholders excluding non-cash rental income and modified FFO available to common stockholders excluding non-cash rental income and non-cash compensation charges (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011		2010
Net income available to common stockholders	$11,472	$5,571	$28,176		$20,004
Add: Depreciation and amortization (continuing and discontinued operations)	4,974	4,073	14,482		11,947
FFO available to common stockholders	16,446	9,644	42,658		31,951
Add: Preferred stock redemption charge	—	2,383	3,566	(1)	2,383	(3)
Add: Preferred stock redemption dividend	—	—	472	(2)	—
Add: Non-cash interest related to earn-out liabilities	177	—	354		—
Add: Non-recurring one-time items	—	—	—		852	(4)
Modified FFO available to common stockholders	16,623	12,027	47,050		35,186
Less: Non-cash rental income	(912)	(788)	(2,268)		(2,315)
Modified FFO excluding non-cash rental income	15,711	11,239	44,782		32,871
Add: Non-cash compensation charges	374	261	1,095		982
Modified FFO excluding non-cash rental income and non-cash compensation charges	$16,085	$11,500	$45,877		$33,853

(1)               Represents the original issue costs related to the redemption of the remaining Series F preferred stock.

(2)               Represents the dividends on the Series F preferred stock up to the redemption date.

(3)               Represents the original issue costs related to the redemption of all of the Series E and 40% of the Series F preferred stock.

(4)               Includes a $0.9 million provision for doubtful accounts charge related to a mortgage loan secured by a school property located in Minnesota.

Basic FFO available to common stockholders per share	$0.55	$0.39	$1.48	$1.33
Diluted FFO available to common stockholders per share	$0.54	$0.39	$1.46	$1.32

Diluted FFO	$17,397	$9,698	$45,515	$34,744
Weighted average shares used to calculate diluted FFO per share available to common stockholders	32,473	25,090	31,221	26,304

Basic modified FFO available to common stockholders per share	$0.55	$0.48	$1.63	$1.47
Diluted modified FFO available to common stockholders per share	$0.54	$0.48	$1.60	$1.44

Diluted modified FFO	$17,574	$12,947	$49,907	$37,979
Weighted average shares used to calculate diluted modified FFO per share available to common stockholders	32,473	27,203	31,221	26,304

Basic modified FFO excluding non-cash rental income per share	$0.52	$0.45	$1.55	$1.37
Diluted modified FFO excluding non-cash rental income per share	$0.51	$0.45	$1.53	$1.36

Diluted modified FFO excluding non-cash rental income	$16,662	$12,159	$47,639	$35,664
Weighted average shares used to calculate diluted modified FFO excluding non-cash rental income per share available to common stockholders	32,473	27,203	31,221	26,304

Basic modified FFO excluding non-cash rental income and non-cash compensation charges per share	$0.53	$0.46	$1.59	$1.41
Diluted modified FFO excluding non-cash rental income and non-cash compensation charges per share	$0.52	$0.46	$1.56	$1.39

Diluted modified FFO excluding non-cash rental income and non-cash compensation charges	$17,036	$12,420	$48,734	$36,646
Weighted average shares used to calculate diluted modified FFO excluding non-cash rental income and non-cash compensation charges per share available to common stockholders	32,473	27,204	31,221	26,304

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$50,409	$43,031
Buildings and improvements	634,418	567,017
Accumulated depreciation and amortization	(172,480)	(158,204)
Net operating real estate property	512,347	451,844
Properties held-for-sale, net of accumulated depreciation and amortization: 2011 — $613; 2010 — $505	5,018	5,113
Net real estate property	517,365	456,957
Mortgage loans receivable, net of allowance for doubtful accounts: 2011 — $931; 2010 — $981	54,056	59,026
Real estate investments, net	571,421	515,983
Other assets:
Cash and cash equivalents	5,214	6,903
Debt issue costs, net	2,377	743
Interest receivable	1,339	1,571
Straight-line rent receivable, net of allowance for doubtful accounts: 2011 — $668; 2010 — $634	22,822	20,090
Prepaid expenses and other assets	8,541	8,162
Other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2011 — $839; 2010 — $839	51	51
Notes receivable	768	1,283
Marketable securities	6,483	6,478
Total assets	$619,016	$561,264

LIABILITIES
Bank borrowings	$28,400	$37,700
Senior unsecured notes	100,000	50,000
Bonds payable	3,200	3,730
Accrued interest	1,014	675
Earn-out liabilities	6,195	—
Accrued expenses and other liabilities	10,872	9,737
Accrued expenses and other liabilities related to properties held-for-sale	93	132
Distributions payable	—	1,768
Total Liabilities	149,774	103,742

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2011 — 2,000; 2010 — 5,536	38,500	126,913
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2011 — 30,341; 2010 — 26,345	303	263
Capital in excess of par value	506,851	398,599
Cumulative net income	660,186	623,491
Other	219	264
Cumulative distributions	(738,779)	(693,970)
Total LTC Properties, Inc. stockholders’ equity	467,280	455,560

Non-controlling interests	1,962	1,962
Total equity	469,242	457,522
Total liabilities and equity	$619,016	$561,264